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                                                                                                    EXHIBIT 11


                                                         POLARIS INDUSTRIES INC.

                                                   COMPUTATION OF NET INCOME PER SHARE
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                (UNAUDITED)

                                                           THIRD QUARTER ENDED                     FOR NINE MONTHS ENDED
                                                           -------------------                     ---------------------
                                                 SEPTEMBER 30, 1997   SEPTEMBER 30, 1996   SEPTEMBER 30, 1997   SEPTEMBER 30, 1996
                                                 ------------------   ------------------   ------------------   ------------------
Net Income for the Period                                   $21,640              $15,872              46,953               45,458
                                                            -------              -------             -------              -------
                                                            -------              -------             -------              -------
Weighted Average Number of Outstanding:
    Common Shares                                            26,298               27,327              26,663               27,429

    Rights                                                       97                  431                 153                  466

    Deferred compensation plan for directors                     13                    6                  11                    5

    Stock option plan                                            23                   62                   9                   59

    Employee stock ownership plan                               170                    -                 170                    -
                                                            -------              -------             -------              -------
        Total common and common
        equivalent shares                                    26,601               27,826              27,006               27,959
                                                            -------              -------             -------              -------
Net Income Per Share                                        $  0.81              $  0.57             $  1.74              $  1.63
                                                            -------              -------             -------              -------
                                                            -------              -------             -------              -------

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